Exhibit 10.1

THE GREENBRIER COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN

1.
Purpose of the Plan. The Greenbrier Companies, Inc. (the "Company") believes that ownership of shares of its Common Stock, without par value ("Shares"), by employees of the Company and its participating subsidiaries (as defined below) is desirable as an incentive to continuation and enhancement of Company profits and as a means by which employees may share in the rewards of growth and success of the Company. The Company first adopted an Employee Stock Purchase Plan in 1995 (the "1995 Plan"), in order to encourage such employees to become stockholders and to provide a convenient way for employees of the Company and its participating subsidiaries to purchase Shares through payroll deductions. At the termination of the 1995 Plan, the Company adopted the 2004 Employee Stock Purchase Plan (the "2004 Plan"), and at the termination of the 2004 Plan the Company adopted a 2009 Employee Stock Purchase Plan (the "2009 Plan"). At the termination of the 2009 Plan, the Company adopted a 2014 Employee Stock Purchase Plan (the "2014 Plan"). The 2014 Plan, which was scheduled to terminate on February 28, 2019, was extended for an additional five years effective as of January 9, 2019 and effective upon approval of shareholders at the Company’s 2024 Annual Meeting of Shareholders is further extended for an additional five years and renamed the “The Greenbrier Companies, Inc. Employee Stock Purchase Plan” (the “Plan”). As extended, the termination date of the Plan is February 28, 2029. The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").
2.
Administration of the Plan.
2.1
The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising under the Plan. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be binding and conclusive on all persons.
2.2
Section 2.1 notwithstanding, the Board of Directors may delegate authority to administer the Plan to the Compensation Committee of the Board of Directors (the "Committee").
3.
Eligible Employees.
3.1
Except as indicated in Section 3.2 or Section 3.3, all permanent employees of the Company, and all permanent employees of each subsidiary of the Company that is designated by the Board of Directors of the Company as a participant in the Plan (a "Participating Subsidiary"), are eligible to participate in the Plan. Each subsidiary of the Company that is designated as a Participating Subsidiary under the 2004 Plan as of the date of adoption of this Plan was deemed a Participating Subsidiary under this Plan. The Board of Directors may designate additional Participating Subsidiaries from time to time.

3.2
Any employee who would, after a purchase of Shares under the Plan, own or be deemed to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries shall be ineligible to participate in the Plan.
3.3
A permanent employee is an employee who has been employed by the Company or any of its Participating Subsidiaries for at least three consecutive months (or such other employment period less than two years determined by the Company) and who is in the active service of the Company or any of its Participating Subsidiaries on the date a purchase of Shares is made under the Plan. The foregoing notwithstanding, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year is not considered a permanent employee (unless the Company determines a lesser standard applied uniformly).
4.
Participation in the Plan.
4.1
An eligible employee may participate in the Plan by filing with the Company, on forms furnished by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization shall authorize the Company (or Participating Subsidiary, as the case may be) to make payroll deductions from the employee's compensation.
4.2
If payroll deductions are made by a Participating Subsidiary, that subsidiary shall promptly remit the amount of the deduction to the Company or to such bank, trust company, or investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors.
4.3
No employee shall be allowed to subscribe for a number of Shares under the Plan which would permit his or her rights to purchase Shares under all stock purchase or option plans of the Company and its subsidiaries intended to qualify as an "employee stock purchase plans" under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the time such shares are offered) for each calendar year in which such right to subscribe or a subscription is outstanding at any time.
4.4
The amount deducted from a participant's compensation with respect to participation in the Plan shall not exceed five percent of the gross amount of base pay for the pay period to which the deduction relates or such other amount determined by the Company in a uniform manner. A participant may change the amount of his or her payroll deduction only once during any calendar quarter (unless otherwise determined by the Company applied in a uniform manner). A change in payroll deduction may be made for a subsequent pay period only by giving advance written notice to the Company.
4.5
Participation in the Plan shall terminate (a) when an employee gives written or electronic notice to the Company that he or she terminates his or her participation in the Plan, or

(b) when an employee ceases to be an eligible employee for any reason, including death or retirement. An eligible employee may reinstate his or her participation in the Plan after termination only once during any calendar year (unless otherwise determined by the Company applied in a uniform manner).

5.
Offer to Sell Stock. Upon receipt and acceptance by the Company of a valid subscription and payroll deduction authorization from a participant, the Company shall offer to sell Shares to such participant. Each date of purchase of Shares under the Plan will be deemed to be the Grant Date with respect to the Shares purchased on such date.
6.
Purchase of Stock.
6.1
On or before the tenth business day of each month, the Company shall remit to the Custodian the total of all deductions made under the Plan during the previous month. The Custodian shall forthwith apply such funds, together with Company Contributions as provided for under Section 7.1 to the purchase of Shares in open market transactions through brokers or dealers at prevailing market prices. Purchases shall be completed on or before the 25th day following the date of the remittance (the "Purchase Date"). Any funds remaining with the Custodian, after the purchase of the maximum number of shares which can be purchased with the remittance, shall be applied to the next month's purchase.
6.2
Purchases shall be made in the name of the Custodian for the account of The Greenbrier Employee Stock Purchase Plan. Each month, the Custodian shall credit each participant's account with his or her pro rata share of purchases of Shares under the Plan, including fractional shares to at least the third decimal (or in such other manner determined by the Company in a uniform manner).
6.3
Notwithstanding any other provision of this Plan to the contrary, the maximum number of Shares which shall be issuable pursuant to the Plan, or purchasable by the Custodian pursuant hereto, shall be 750,000 Shares.
6.4
Participants may purchase Shares under the Plan at a discount price of 85% of the market price per Share as of the date of purchase (or such higher price determined by the Company in a uniform manner).
6.5
Notwithstanding any other provision of this Plan to the contrary, the Company may determine to sell newly issued Shares under the Plan in place of open market purchases. In such event, the Committee shall adopt such forms, procedures and rules as it deems appropriate to implement sales of newly issued Shares under the Plan.
7.
Company Contributions.
7.1
The Company will contribute to the Plan and remit to the Custodian funds to be added to the funds contributed by participants (via payroll deductions) for the purchase of Shares under the Plan, in the amount of the difference between the discount price at which participants are permitted to purchase Shares (for example, a 15% discount), and the market price of the Shares as of the date of purchase.
7.2
The Company shall remit to the Custodian any Company Contribution concurrently with its remittance to the Custodian of the total of all payroll deductions made under the Plan during the preceding month pursuant to Section 6.1 of the Plan. The Custodian may co-mingle any Company Contribution with other funds held under the Plan and shall apply any Company Contribution to the purchase of Shares in the same manner and under the same terms as described in Section 6.1 of the Plan.

8.
Delivery of Shares.
8.1
By appropriate instructions to the Custodian on forms to be provided by the Custodian for such purpose or by following electronic or other procedures prescribed by the Custodian, a participant may from time to time, and subject to applicable law, direct the Custodian to (a) transfer into the participant's own name all or part of the whole Shares held by the Custodian for the participant's account and deliver such Shares to the participant; (b) transfer all or part of the whole Shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sell all or part of the whole Shares held by the Custodian for the participant's account at the market price at the time the order is executed and remit to the participant the net proceeds of sale.
8.2
Upon termination of participation in the Plan, the participant may, subject to applicable law, elect to have the whole Shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c), above. A participant may only obtain cash with respect to a fractional Share reflected in his or her account by sale of the fractional Share to the Custodian or such other manner determined by the Company in a uniform manner. Upon termination of participation in the Plan, the cash balance remaining in a former participant's account shall be refunded to him or her.
9.
Records and Statements. The Custodian shall maintain the records of the Plan. Each participant shall periodically receive a statement showing the current balance of his or her account and the activity of his or her account since the preceding statement date. Participants shall be furnished such other reports and statements as the Board of Directors shall from time to time determine.
10.
Expenses of the Plan. The Company shall pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, fees of the Custodian, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company shall not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a participant. Expenses to be paid by a participant shall be deducted from the proceeds of sale prior to remittance.
11.
Non-U.S. Employees. Without amending the Plan, the Company may grant offers to sell stock or establish other procedures to provide benefits to non-U.S. employees of the Company and its subsidiaries under the Plan on such terms and conditions different from those specified in the Plan as may, in the judgment of the Company, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of applicable laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner, (b) to ensure the viability of the benefits under the Plan for eligible non-U.S. employees, or (c) to meet the objectives of the Plan. Without limiting the generality of the foregoing, the Board or its committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of base pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay taxes, determination and change of offering periods, establishment of separate offerings, payment procedures, requirement that shares of the Company’s Common Stock acquired through the Plan be held by a specific broker, withholding procedures and handling of stock certificates. Notwithstanding anything to the contrary herein, any such actions taken by the Company with respect to eligible non-U.S. employees of any Participating Subsidiary may be treated as a subplan outside of an “employee stock purchase plan” under Section 423 of the Code and not subject to the requirements of Section 423 set forth in the Code and the Plan.

12.
Rights Not Transferable. The right to purchase Shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any Shares held by the Custodian for the participant's account shall be transferred to the deceased participant's estate.
13.
Dividends and Other Distributions. All cash dividends, if any, in respect of Shares held by the Custodian shall be automatically reinvested in the purchase of additional Shares or shall be paid to the participants entitled thereto. Stock dividends and other distributions in Shares of the Company or other property in respect of Shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto or treated in such other manner as determined by the Company in a uniform manner.
14.
Voting and Stockholder Communications. In connection with voting on any matter submitted to the stockholders of the Company, the Custodian shall furnish to each participant a proxy authorizing the participant to vote the Shares held by the Custodian for his or her account. Copies of all general communications to stockholders of the Company shall be sent to participants in the Plan.
15.
Responsibility and Indemnity. Neither the Company, its Board of Directors, the Committee, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment nor for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company shall indemnify and save harmless its Board of Directors, the Committee, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.
16.
Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and to the approval of such federal and state authorities or agencies as may have jurisdiction in the premises. The Company shall use its best efforts to comply with such laws, regulations and rules and to obtain such approvals.

17.
Amendment of the Plan. The Committee may from time to time amend the Plan in any and all respects, except that without approval of the Board of Directors and the affirmative vote of a majority of the outstanding Shares of the Company, within twelve months prior to or subsequent to such Board approval, the Committee may not extend the term of the Plan or increase the number of Shares issuable or purchasable pursuant to Section 6.3 of the Plan.
18.
Termination of the Plan. The Plan shall terminate on February 28, 2029 unless terminated earlier pursuant to this Section 8. The Board of Directors may, in its sole discretion, terminate the Plan at any time without any obligation on account of such termination, except as otherwise provided in this Section 8. Upon termination of the Plan, the cash and Shares, if any, held in the account of each participant shall be distributed to the participant. The foregoing notwithstanding, if, prior to the termination of the Plan, the Board of Directors of the Company shall have adopted a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and Shares, if any, held for his or her account.
19.
Restrictions on Directors and Executive Officers. Notwithstanding any provision of this Plan or of any subscription, payroll deduction authorization or other document or instrument to the contrary, directors of the Company and each person who shall have been designated by the Board of Directors of the Company as an "executive officer" for purposes of Section 16 of the Securities Exchange Act shall be bound by the provisions in the Company’s insider trading policy as may be amended from time to time.
20.
Effective Date of the Plan. The Plan became effective March 1, 2014. The extension of the term of the Plan is effective upon approval of shareholders at the Company’s 2024 Annual Meeting of Shareholders.